Exhibit 10.3.1

FIRST AMENDMENT TO SECURITY AGREEMENT
(SofTech, Inc.)

Greenleaf Capital, Inc., a Michigan corporation (“Creditor”), and SofTech, Inc., a Massachusetts corporation (“Debtor”), enter into this First Amendment to Security Agreement (this “Amendment”) as of this 8th day of March, 2011.

WHEREAS, Debtor granted Creditor a security interest in substantially all of its assets pursuant to a Security Agreement dated March 25, 2009 (the “Security Agreement”); and

WHEREAS, Creditor has agreed to accept a payment from Debtor in the amount of Two Million Seven Hundred and Fifty Thousand Dollars ($2,750,000.00), and an amended and restated promissory note from Debtor in the amount of Two Hundred and Fifty Thousand Dollars ($250,000.00) (the “Restated Note”), and in exchange to forgive of the remainder of the debt owed by Debtor to Creditor; and

WHEREAS, to facilitate Debtor’s new financing arrangements with One Conant Capital, LLC (the “Senior Lender”), Creditor has agreed to subordinate its security interest in Debtor’s assets to the security interest of Senior Lender; and

WHEREAS, Creditor and Debtor desire to acknowledge and confirm the subordination of Creditor’s security interest in all of Debtor’s assets to Senior Lender’s first lien and to amend the terms of the Security Agreement as set forth herein;

NOW, THEREFORE, Creditor and Debtor agree that the Security Agreement shall be amended as follows:

1.

The Security Agreement shall be subject to the following Legend, which shall be made a part of and fully incorporated into the Security Agreement:

LEGEND

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the “Subordination Agreement”) dated as of March 8, 2011, between and among SofTech, Inc., One Conant Capital, LLC, and Greenleaf Capital, Inc., to the indebtedness (including interest) owed by SofTech, Inc. pursuant to that certain Loan Agreement dated as of March 8, 2011 between SofTech, Inc. and One Conant Capital, LLC (the “Loan Agreement”), and certain guarantees of the indebtedness evidenced thereby, as such Loan Agreement and such guarantees have been and hereafter may be amended, restated, supplemented or otherwise modified from time to time (the “Loan Agreement”); and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

2.

In the event that any covenants, default provisions or event of default provisions contained in the Security Agreement are more restrictive than any similar covenants or provisions contained in the Loan Agreement or the other Loan Documents (as defined in the Loan Agreement) as the same are amended from time to time, Creditor hereby agrees that so long as such Loan Agreement and other Loan Documents remain in effect, such covenants and provisions shall be deemed modified to the extent necessary to make them no more restrictive than the covenants and provisions contained in the Loan Agreement and the other Loan Documents.  In addition, in the event that the Senior Lender (a) consents to any action that is otherwise prohibited by the Loan Agreement or the other Loan Documents, (b) waives compliance with covenants or other provisions of the Loan Agreement or the other Loan Documents, or (c) waives any default or event of default under the Loan Agreement or the other Loan Documents (other than a default or event of default arising as a result of the failure to pay an amount to Creditor under the Restated Note when due), Creditor hereby agrees that it shall automatically and without any further action be deemed to have consented to such action, waived compliance with such covenants or other provisions, or waived such default or event of default under any agreements between Creditor and Guarantor or Debtor.

3.

Except as expressly modified hereby, all other provisions of the Security Agreement shall remain in full force and effect.  To the extent any terms or conditions of the Security Agreement are inconsistent or conflict with the terms or conditions of this Amendment, the terms and conditions of this Amendment shall govern.

CREDITOR

DEBTOR

Greenleaf Capital, Inc.

SofTech, Inc.

By:

/s/ Michael D. Elliston

By:

/s/ Jean Croteau

Michael D. Elliston

Jean Croteau

Its:

Chief Financial Officer

Its:

Chief Executive Officer

Date:  March 8, 2011

Date:  March 8, 2011

First Amendment to Security Agreement

Execution Copy

Greenleaf Capital/SofTech